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Exhibit 10.5

UTILICORP UNITED INC.

EXECUTIVE BENEFIT SECURITY TRUST
Amended and Restated as of April 4, 2002

UTILICORP UNITED INC.
EXECUTIVE BENEFIT SECURITY TRUST

        THIS AMENDED AND RESTATED TRUST AGREEMENT ("AGREEMENT") is made and entered into as of this 4th day of April, 2002 by UtiliCorp United Inc., a Delaware corporation, (the "Company"), and The Northern Trust Company, and its successor or successors and assigns in the trust hereby evidenced, as trustee (the "Trustee").

WITNESSETH:

        WHEREAS, the Company has adopted the non-qualified deferred compensation plans listed on Appendix A, which may be revised by the Company from time to time to add more Plans by delivering to the Trustee a new Appendix A without requiring an amendment of this Trust Agreement (the "Plans") for the benefit of a select group of management and/or highly compensated employees; and

        WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans; and

        WHEREAS, the Company established a trust with LaSalle National Trust, N.A. (the "Prior Trustee") on January 1, 1997 (hereinafter called the "Trust"); and

        WHEREAS, the Company wishes to appoint The Northern Trust Company as successor trustee effective as of the date set forth above; and

        WHEREAS, the Company wishes to continue to contribute to the Trust assets to be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to participants of the Plans and their beneficiaries in such manner and at such times as specified in the Plans; and

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

        WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

        NOW, THEREFORE, the parties do hereby amend and restate the Trust Agreement and agree that the Trust shall be comprised, held and disposed of as follows:

ARTICLE I
INTRODUCTION

        1.01.    The Trust, the Plans, Participants.    This Agreement and the Trust hereby evidenced shall be known as the "UtiliCorp United Inc. Executive Benefit Security Trust." The Trust is established for the benefit of employees of the Company who are or become covered under the Plans and their beneficiaries, as determined in accordance with the provisions of the Plans, which employees and beneficiaries are referred to as "Participants." However, the Participants shall not have any right or security interest in any specific asset of the Trust or beneficial ownership in or preferred claim on the assets of the Trust, it being understood that the assets of the Trust shall be available for the claims of the Company's creditors as provided in Article V and all rights created under the Plans or the Trust shall be unsecured contractual rights against the Company.

        1.02.    Status of Trust.    The Trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.

  (a)    The Trustee shall receive such cash and other assets acceptable to the Trustee, as delivered to it by the Prior Trustee, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement. At any time or from time to time thereafter the Company, in its sole discretion, may deliver to the Trustee additional funds or other property to be held, invested and distributed by the Trustee in accordance with the provisions of this Agreement.

  (b)    The Trust hereby established shall be irrevocable.

  (c)    The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

  (d)    The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of the Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in paragraph 5.01 herein.

  (e)    Upon a Change of Control (as defined in the Plans), the Company shall as soon as administratively possible, but in no event later than ten (10) days following such Change of Control, make an irrevocable contribution to the Trust, in cash or other readily marketable property acceptable to the Trustee, equal to the sum of (i) an amount which, when added to the fair market value of the assets then held in the Trust, shall cause the fair market value of the assets of the Trust to equal the present value of the accrued benefits under the Plans as of the date of such Change of Control, and (ii) an amount equal to a reasonable estimate of the present value of the administrative, Trustee's, legal and/or consulting fees to be incurred during the life of the Trust on and after the Change of Control. The amount of the Company's contribution paid or payable to the Trust pursuant to the preceding sentence shall be determined by a Benefits Consultant (as defined in paragraph 4.05(b) hereof.) The Company shall immediately notify the Trustee in writing of any Change of Control. The Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Change of Control has occurred.

        1.03.    Acceptance.    The Trustee accepts the duties and obligations of the Trustee hereunder, agrees to accept delivery of property delivered to it by the Prior Trustee and the Company pursuant to paragraph 1.02, and agrees to hold such property (and any proceeds from the investment of such property) in trust in accordance with this Agreement. The Trustee shall have no duty to enforce any funding obligations of the Company, and the duties of the Trustee shall be governed solely by the terms of this Trust Agreement without reference to the terms of any Plan.

        1.04.    The Committee.    The "Committee" means the committee appointed by the Company to administer the Plans pursuant to the terms of such Plans. The Committee has certain powers, rights and duties under this Agreement as described below. The Company shall from time to time certify to the Trustee the person or persons who are acting as the members of the Committee or who have been delegated the authority to act on behalf of the Committee. The Trustee may rely on the latest certificate received without further inquiry or verification.

        1.05.    Participating Affiliates.    Any subsidiary or affiliated entity of the Company may adopt this Trust and, thus, become a "Participating Affiliate" under this Trust Agreement. Notwithstanding any provision of this Agreement to the contrary, to the extent the Trust benefits employees of Company's Participating Affiliate, the assets of the Trust shall be subject to the claims of the general creditors of both the Company and its Participating Affiliates. The Company shall immediately notify the Trustee in writing when an entity becomes a Participating Affiliate in accordance with this section, and the Trustee shall not be deemed to have any knowledge of such adoption until it receives such written notice from the Company. When the Trust has been adopted by a Participating Affiliate, such Participating Affiliate shall be bound by the decisions, instructions, actions and directions of the Company under or affecting this Agreement. The Trustee shall not be required to give notice to or to obtain the consent of any Participating Affiliate with respect to any action to be taken by the Trustee pursuant to this Agreement, and the Company shall have the sole authority to enforce this Agreement on behalf of any Participating Affiliate. Participating Affiliates as of the date hereof are set forth in Appendix B.

        1.06.    Merger of Trusts.    At the direction of the Company, the Trustee shall have the authority to merge at any time all the Trust assets with the assets of any other trust held by the same Trustee or another trustee for the benefit of the same beneficiaries or beneficiaries of other deferred compensation plans established by the Company or its Participating Affiliates and upon substantially the same terms and conditions as those set forth herein and, at the Company's direction, either to administer the merged assets as a single trust hereunder or transfer the Trust property to that other trust, to be administered under the instrument governing that other trust, and thereafter to terminate the Trust hereunder as a separate entity. Notwithstanding the preceding sentence, the assets attributable to the interest of a beneficiary under any such deferred compensation plan held under the trust with which this Trust is merged, as determined immediately after the merger, shall not, as a result of the merger, be less than the assets attributable to the interest of such beneficiary under the trust immediately prior to the effective date of the merger.

ARTICLE II
MANAGEMENT OF THE TRUST FUND

        2.01.    The Trust Fund.    Unless the context clearly implies or indicates otherwise, the term "Trust Fund" as of any date means all property of every kind then held under this Agreement by the Trustee or any custodian.

        2.02.    Trustee's General Powers, Rights and Duties.    With respect to the Trust Fund and subject only to the limitations expressly provided in this Agreement (including the powers reserved to the Committee or the Company) and subject to such written investment guidelines as may be issued to the Trustee from time to time by the Company or Committee, the Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in this Agreement or by law:

  (a)    To invest and reinvest part or all of the Trust Fund in any real or personal property (including investments in any stocks, bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, any commingled trust funds or pooled investment funds described in paragraph 2.03, any interest bearing deposits held by any bank or similar financial institution, and any other real or personal property).

  (b)    To apply for, pay premiums on and maintain in force on the lives of some or all of the Participants, individual, group term, universal or other life insurance policies ("Policies" or "Policy") to fund benefits under the Plans for Participants on whose lives the Policies are issued and containing such provisions as the Committee may approve or direct; to receive or acquire such a Policy from the Company or from the Participant on whose life the Policy is issued, but the Trustee may purchase a Policy from the Company or from the Participant only if the Trustee pays, transfers or otherwise exchanges for the Policy no more than the cash surrender value of the Policy and the Policy is not subject to a mortgage or similar lien which the Trustee would be required to assume; and to have with respect to Policies any rights, powers, options, privileges and benefits usually comprised in the term "incidents of ownership" and normally vested in an insured or owner of such Policies.

  (c)    To retain in cash such amounts and to deposit any cash so retained in any depository (including any bank acting as or affiliated with the Trustee) which the Trustee may select.

  (d)    To manage, sell, insure and otherwise deal with all real and personal property held by the Trustee on such terms and conditions as the Trustee shall decide.

  (e)    To vote stock and other voting securities personally or by proxy, to exercise subscription, conversion and other rights and options, to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other program or change affecting any property constituting a part of the Trust Fund, to hold or register any property from time to time in the Trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery and, with the approval of the Committee, to borrow from any lender, including any bank acting as Trustee, to the extent permitted by law, such amounts from time to time as the Trustee considers desirable to carry out this Trust (and to mortgage or pledge all or part of the Trust Fund as security).

  (f)    To make payments from the Trust Fund to provide benefits that have become payable under the Plans pursuant to paragraph 4.05 or that are required to be made to the creditors of the Company pursuant to paragraph 5.02.

  (g)    To maintain in the Trustee's discretion any litigation the Trustee considers necessary in connection with the Trust Fund, subject to paragraph 4.03.

  (h)    To withhold, if the Trustee considers it advisable, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld, provided that at least ten (10) days prior to discharging any such liability with any amount so withheld the Trustee shall notify the Committee in writing of the Trustee's intent to do so.

  (i)    To maintain accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such other records as the Committee specifies and the Trustee agrees to, which records may be audited from time to time by the Committee or anyone named by the Committee during regular business hours with prior written notice.

  (j)    To furnish periodic accounts to the Committee for such periods as the Committee may specify, showing all investments, receipts, disbursements and other transactions involving the Trust during the applicable period. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Committee or the Company may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six (6) months from the date upon which the accounting was delivered to the Committee or the Company. Upon the receipt of a written approval of the accounting, or upon the passage of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the trustee shall be released and discharged as to all items, matters and things set forth in such account, as fully as if such accounting had been settled and allowed by decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and all persons having or claiming to have any interest in the Trust Fund or under the Plans were parties.

  (k)    To furnish the Company with such information in the Trustee's possession as the Company may need for tax or other purposes.

  (l)    To employ agents, attorneys, accountants, and other persons (who also may be employed by the Company or the Committee), to delegate discretionary powers to such persons, to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing; and provided further that the Trustee may not delegate its responsibilities specifically allocated to it herein as to the management or control of the assets of the Trust Fund.

  (m)    To perform all other acts which in the Trustee's judgment are appropriate for the proper management, investment and distribution of the Trust Fund.

  (n)    The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company, the Committee or a delegate of the Company or Committee which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

  (o)    Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        2.03.    Commingled Investment Trusts.    The Trustee may invest Trust assets in any commingled trust fund or pooled investment fund that is maintained by a bank or trust company (including a bank or trust company acting as Trustee) provided such investments are consistent with the investment guidelines, if any, issued to the Trustee in writing by the Company or Committee. To the extent that any Trust assets are invested in any such fund, the provisions of the documents under which such commingled trust fund or pooled investment fund are maintained shall govern any investments therein and such provisions are hereby incorporated herein and made a part of this Agreement.

        2.04.    Investment Responsibility.    Except as provided below, the Committee shall have sole investment responsibility for the Trust assets and shall provide the Trustee with all investment directions. The Trustee shall neither effect nor change any of the investments of Trust assets for which the Committee has investment responsibility, except as instructed by the Committee, and shall have no right, duty or responsibility to recommend or review investments or investment changes; provided, however, that the Trustee may deposit cash on hand from time to time in any account in its own banking department without prior directions and provided further that if the Trustee shall not have received contrary instructions from the Committee, the Trustee shall invest for short term purposes any cash consisting of U.S. dollars in its custody in bonds, notes and other evidence of indebtedness having a maturity date not beyond five years from date of purchase, United States Treasury bills, commercial paper, bankers' acceptances and certificates of deposit and undivided interests or participations therein and (if subject to withdrawal on a daily or weekly basis) participations in regulated investment companies (including those for which The Northern Trust Company or any of its affiliates acts as advisor). Notwithstanding the foregoing, the Committee may allocate investment responsibility for certain Trust assets to the Trustee from time to time, but only if the Trustee accepts such investment responsibility in writing. The Committee may revoke such allocation in writing at any time.

        Upon notice from the Company to the Trustee of a Change in Control, the authority of the Committee to direct the investment of the Trust's assets shall cease, and the Trustee shall have complete authority to direct those investments for which it accepts investment responsibility therefor in writing, subject to such investment guidelines that shall be issued by the Company to the Trustee from time to time; provided, however, that the Company shall have investment responsibility for any investments for which the Trustee does not accept investment responsibility in writing.

        2.05.    Separate Accounts.    The Trustee shall establish such separate accounts under the Trust as directed by the Committee. The Committee shall designate assets of the Trust to be allocated to each separate account and shall direct the Trustee with respect to any transfer of assets between the separate accounts.

ARTICLE III
MANNER OF ACTION OF THE COMMITTEE

        The Company shall certify to the Trustee in writing the names of the members of the Committee acting from time to time, and the Trustee shall not be charged with knowledge of a change in the membership of the Committee until so notified in writing by the Company. Any action required or permitted to be taken by the Committee shall be by direction of such person or persons as shall be designated in writing by the Committee to act for the Committee. The Trustee may rely upon an instrument of designation received from the Committee appointing a designee to act for the Committee which it believes has been signed by the secretary or chairman of the Committee and filed with the Trustee. The Trustee shall have no responsibility for any action taken by it in accordance with any such direction it believes to have been given as provided above. Notwithstanding anything herein to the contrary, the Committee may delegate any of its responsibilities hereunder to a representative by giving to the Trustee in writing a letter which identifies the representative and sets forth the list of its responsibilities under this agreement that it has authorized the representative to carry out.

ARTICLE IV
GENERAL PROVISIONS

        4.01.    Restrictions on Reversion.    The Company shall not have any right, title or interest in the assets of the Trust Fund, nor will any part of the assets of the Trust Fund revert or be repaid to the Company until all benefits due under the Plans have been paid pursuant to the terms of the Plans and in accordance with the provisions of paragraph 4.05, except as follows:

  (a)    The assets of the Trust shall be available for the claims of the Company's creditors under the circumstances specified in Article V.

  (b)    If the Company ceases to maintain the Plans, any balance remaining in the Trust after all benefits have been paid pursuant to the terms of the Plans and in accordance with the provisions of paragraph 4.05 shall revert to the Company and its participating affiliates, except that any assets (including employer stock) contributed by UtiliCorp United Inc. to the Trust for the benefit of employees or service providers of such participating affiliates shall revert exclusively to the Company.

  (c)    Except in the event of a Change in Control (as defined in the Plans), upon the written direction of the Committee at any time, the Trustee shall repay to the Company any excess assets (as defined below) in the Trust, provided that the Committee furnishes to the Trustee a statement in the form acceptable to the Trustee as to the then value of accrued benefits under the Plans. For this purpose, "excess assets" means any amount by which the sum of the cash surrender value of Policies held in the Trust and the fair market value of all other assets in the Trust, as determined by the Trustee, exceeds the value of accrued benefits under the Plans. In the event of a Change in Control, no assets of the Trust Fund shall revert or be repaid to the Company, under any circumstances, until all benefits due under the Plans have been paid pursuant to the terms of the Plans and in accordance with the provisions of paragraph 4.05.

        4.02.    Nonalienation of Trust Assets.    To the extent permitted by law, the rights or interests of any Participants to any benefits or future payments hereunder shall not be subject to attachment, garnishment, levy, execution or other legal or equitable process by any creditor of any such Participant, nor shall any such Participant have any right to alienate, anticipate, commute, pledge, encumber or assign (either at law or in equity) any of the benefits or rights which he/she may expect to receive (contingently or otherwise) under this Agreement, except as may be required by the tax withholding provisions of the Internal Revenue Code or of a state's income tax act.

        4.03.    Litigation.    Any final judgment that is not appealed or appealable and which may be entered in any suit or legal proceeding regarding this Trust shall be binding and conclusive on the parties hereto and all persons having or claiming to have an interest in the Trust. If the Trustee undertakes or defends any litigation arising in connection with the Trust, the Company agrees to indemnify the Trustee on a current basis against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments provided that the Trustee has notified the Company of such litigation and has provided the Company with the right to defend with counsel reasonably satisfactory to the Trustee. Notwithstanding the foregoing, the Trustee shall have the right to employ its own counsel, and the reasonable fees and expenses of such counsel shall be paid by the Company as they are incurred, if (i) the Trustee has been advised by such counsel that there may be legal defenses available to it which are different from and in addition to defenses available to the Company or the Trust which may reasonably cause a conflict between the parties (in which case the Company shall not have the right to assume the defense on behalf of the Trustee), (ii) the Trustee has been advised by such counsel that there is or could reasonably be expected to be a conflict of interest by reason of having common counsel, (iii) the Company shall not have assumed the defense and employed counsel reasonably satisfactory to the Trustee within fifteen (15) days after the receipt by the Company of notice of commencement of an action, or (iv) the employment of such counsel has been authorized in writing by the Company in connection with the defense. If the Company does not pay such costs, expenses and liabilities within sixty (60) days of presentation, the Trustee may obtain payment of such items from the Trust. The Trustee shall be under no obligation to take or defend any legal action of whatever nature unless it is first indemnified against expenses by the Company or there shall be sufficient property in the Trust to indemnify the Trustee with respect to the expenses or losses to which it may be subjected as a result of taking or defending such action.

        4.04.    Trustee's Actions Conclusive.    Except as otherwise provided by law, the Trustee's exercise or non-exercise of its powers and discretion in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee. The certificate of the Trustee that it is acting in accordance with this Agreement will fully protect all persons dealing with the Trustee. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any proper court.

        4.05.    Benefit Payments.    The Trustee shall make distributions of benefits in accordance with the following:

  (a)    Subject to paragraph 4.05(b), the Committee shall direct the Trustee in writing to make distributions of benefits from the Trust Fund that have become payable, but that have not been paid by the Company, under the Plans to Participants, including the amount and manner of payment of any such benefit. If a payment required under the terms of the Plans has not been made to a Participant (whether due to the failure of the Committee to notify the Trustee as required by this paragraph or otherwise), then the Participant may notify the Trustee in writing of the amount (or a reasonable estimate of the amount) owed to him/her pursuant to the Plans, and the date or dates such amount was due and payable. The Trustee shall notify the Committee and the Company in writing within fifteen (15) calendar days of the receipt of such payment request. If the Committee or the Company does not provide the Trustee with a written statement, in the form acceptable to the Trustee, of the amount due and payable within sixty (60) days of the date of the notice from the Trustee to the Committee and the Company of the payment request, the Trustee shall make the payment or payments requested by the Participant from the Trust Fund and may conclusively rely on such payment or payments being the appropriate amount. The Trustee shall also notify the Committee and the Company in writing of any such payments. Payment shall be made to a Participant from the Trust Fund. If the Committee or Company thereafter provides the Trustee a statement of the amount due and payable to any such Participant, an appropriate adjustment in the amount paid and to be paid to the Participant shall be made to the extent necessary. The Trustee shall be fully protected in acting without Committee direction under this paragraph and shall be indemnified and saved harmless as provided in paragraph 4.08. The Trustee shall make such distributions from the Trust Fund in accordance with the provisions of this paragraph 4.05(a), subject to the provisions of Article V. If Trust assets are not sufficient to pay the benefits from the Plans, the Company shall make the balance of each such payment when due.

  (b)    Notwithstanding paragraph 4.05(a), prior to or promptly upon the occurrence of a Change of Control (as defined in the Plans), the Company shall appoint an independent third party consultant or consulting firm (referred to herein as a "Benefits Consultant") which shall have the authority to determine the amount and manner of payment of benefits pursuant to the terms of the Plans and the Trustee shall be obligated to make distributions of benefits in conformity with such Benefit Consultant's determination. Following a Change of Control, the designated Benefits Consultant may be removed and a new Benefits Consultant appointed by action of the Chief Executive Officer of the Company serving in that capacity immediately prior to such Change of Control.

        4.06.    Missing Persons.    If any payment directed to be made by the Trustee from the

        Trust Fund is not claimed by the person entitled thereto, the Trustee shall notify the Committee of that fact and shall dispose of the distribution as the Committee or its designee shall direct. Neither the Company, the Committee nor the Trustee shall have any obligation to search for or ascertain the whereabouts of any payee under this Trust.

        4.07.    Liabilities Mutually Exclusive.    The Company, the Trustee, the Committee and each member thereof shall be responsible only for their own acts or omissions.

        4.08.    Indemnification.    To the extent permitted by law, neither the Trustee, any present or former Committee member, nor any person who is or was a director, officer, or employee of the Company, shall be personally liable for any act done, or omitted to be done, in good faith in the administration of this Trust. Any person to whom the Committee or the Company has delegated any portion of its responsibilities under the Trust, any person who is or was a director or officer of the Company, members and former members of the Committee, and each of them, shall, to the extent permitted by law, be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to this Trust) from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Trust or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Company fails to provide such defense after having been requested to do so in writing. The Company (which has the authority to do so under the laws of its state of incorporation) shall indemnify The Northern Trust Company, and defend it and hold it harmless from and against any and all liabilities, losses, claims, suits or expenses (including attorney's fees) of whatsoever kind and nature which may be imposed upon, asserted against or incurred by it at any time (1) by reason of its carrying out its responsibilities or providing services under this Agreement, or its status as Trustee, or by reason of any act or failure to act under the Agreement, except to the extent that any such liability, loss, claim, suit or expense arises from the Trustee's negligence or willful misconduct or breach of its responsibilities allocated to it by the terms of this Agreement or (2) by reason of the Trust's failure to qualify as a grantor trust under the IRS grantor trust rules or the Plan's failure to qualify as an excess benefit or top-hat plan exempt from all or Parts 2, 3, and 4 of Title I of the Employee Retirement Income Security Act, as amended ("ERISA"). This paragraph shall survive the termination of this Agreement.

        4.09.    Compensation and Expenses.    All reasonable costs, charges and expenses incurred by the Trustee pursuant to subparagraph 2.02(g) shall be paid from the Trust Fund to the extent not paid by the Company, and all other reasonable compensation, costs, charges and expenses incurred in the administration of this Trust, as agreed upon between the Committee and the Trustee, will, to the extent not paid by the Company be paid from the Trust Fund.

        4.10.    Action by the Company.    Any action with respect to this Trust required or permitted to be taken by the Company shall be by resolution of its Board of Directors, by a duly authorized committee of its Board of Directors, or by written direction of a person or persons authorized by resolution of its Board of Directors or such committee. The Trustee may rely upon a resolution or direction filed with the Trustee and shall no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

        4.11.    Warranty.    The Company warrants that all directions or authorizations by the Committee, whether for the payment of money or otherwise, will comply with the provisions of the Plans and this Trust.

        4.12.    Evidence.    Evidence required of anyone under this Agreement shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable.

        4.13.    Waiver of Notice.    Any notice required under this Agreement may be waived in writing by the person entitled to such notice.

        4.14.    Counterparts.    This Agreement may be executed in two or more counterparts, any one of which will be an original without reference to the others.

        4.15.    Gender and Number.    Where the context admits, words denoting the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

        4.16.    Scope of this Agreement.    The Plans and this Trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon the Company, the Committee, the Trustee (with respect to the Trust only), and their successors and assigns.

        4.17.    Severability.    If any provision of this Agreement is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and they shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

        4.18.    Statutory References.    Any references to this Agreement to a section of the Internal Revenue Code or the Employee Retirement Income Security Act shall include any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

        4.19.    Applicable Law.    The Trust shall be construed in accordance with the laws of the State of Missouri.

ARTICLE V
INSOLVENCY

        5.01.    Insolvency.    The Company or Participating Affiliate shall be considered "Insolvent" for purposes of this Trust if the Company's or Participating Affiliate's debts are not paid as they mature or if its affairs become the subject of reorganization or liquidation proceedings as a debtor under federal bankruptcy laws.

        5.02.    Payments During Insolvency.    At all times during the existence of this Trust, assets and rights of the Trust shall be subject to the claims of the Company's or Participating Affiliate's general creditors. Therefore, if the Trustee knows that the Company or Participating Affiliate is Insolvent (as defined in paragraph 5.01), the Trustee shall discontinue benefit payments that otherwise would be paid and will deliver or otherwise make available assets of the Trust to satisfy the claims of the Company's or Participating Affiliate's creditors as directed by a court of competent jurisdiction. If the Company or Participating Affiliate becomes Insolvent, its Board of Directors and its Chief Executive Officer shall have the duty to promptly inform the Trustee of the Company's or Participating Affiliate's Insolvency. The Committee shall have the same duty if and when it becomes aware that the Company or Participating Affiliate has become Insolvent or upon an inquiry of the Company's or Participating Affiliate's solvency by the Trustee. Participants shall not be granted greater rights to the Trust Fund by virtue of their rights under the Plans than other general creditors of the Company or Participating Affiliate, but no provision of the Trust shall diminish the rights of a Participant to pursue his/her rights as a general creditor of the Company or Participating Affiliate with respect to any benefits he/she is entitled to under the Plans, or otherwise. The Trustee shall resume payments of benefits in accordance with this Trust Agreement after the Trustee has been notified by the Board of Directors or the Chief Executive Officer of the Company that the Company or Participating Affiliate is no longer Insolvent.

        5.03.    Trustee's Reliance.    Unless the Trustee has actual knowledge of the Company's or Participating Affiliate's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that the Company or Participating Affiliate is Insolvent, the Trustee shall have no duty to inquire whether the Company or Participating Affiliate is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's or Participating Affiliate's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency. In no event shall "actual knowledge" be deemed to include knowledge of Company's or Participating Affiliate's credit status held by banking officers or banking employees of The Northern Trust Company which has not been communicated to the administrative staff assigned to the Trust. The Trustee may appoint an independent accounting, consulting or law firm to make any determination of solvency required by the Trustee under this Article V. In such event, the Trustee may conclusively rely upon the determination by such firm and shall be responsible only for the prudent selection of such firm.

ARTICLE VI
RESIGNATION OR REMOVAL OF TRUSTEE

        6.01.    Resignation or Removal of Trustee.    The Trustee may resign at any time by giving sixty (60) days advance written notice to the Company and the Committee. The Company or the Committee may remove the Trustee; provided that such removal shall not become effective until the time immediately proceeding the appointment of a successor Trustee pursuant to paragraph 6.02; and provided further that in the event of a Change of Control (as defined in the Plans), the Trustee may only be removed by action of the Chief Executive Officer of Company employed in the capacity immediately prior to such Change of Control, by giving sixty (60) days advance written notice to the Trustee or such shorter notice accepted by the Trustee.

        6.02.    Successor Trustees.    In the event of the resignation or removal of the Trustee, a successor Trustee shall be appointed by the Company or the Committee in writing as soon as practicable. Written notice of such appointment shall be given by the Company or the Committee to the predecessor Trustee. If no such appointment has been made by the effective date of the resignation or removal of the Trustee, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust and paid from the Trust if not paid by the Company.

        6.03.    Duties of Predecessor Trustee and Successor Trustee.    A Trustee that resigns or is removed shall furnish to the Committee and the successor Trustee a final account of its administration of the Trust in accordance with Section 2.02(j). A successor Trustee shall succeed to the right and title of the predecessor Trustee in the assets of the Trust Fund and the predecessor Trustee shall deliver the property comprising the Trust Fund to the successor Trustee together with any instruments of transfer, conveyance, assignment and further assurances as the successor Trustee may reasonably require. Each successor Trustee shall have all the powers, rights and duties conferred by this Agreement as if named the initial Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

ARTICLE VII
AMENDMENT AND TERMINATION

        7.01.    Amendment.    This Trust may be amended from time to time by the Company, except as follows:

  (a)    The duties and liabilities of the Committee and the Trustee under this Agreement cannot be changed without their consent.

  (b)    Under no condition shall any amendment result in the return or repayment to the Company of any portion of the Trust Fund or the income therefrom except to the extent permitted under paragraph 4.01, or result in the distribution of the Trust Fund for any purposes other than payment of obligations of the Company to its creditors, including Participants.

  (c)    This Trust may not be amended so as to cause the reduction or cessation of any benefits a Participant would receive under the terms of the Plans nor may the Trust be amended to make the Trust revocable.

        7.02.    Termination.    This Trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities on or reserved to the Trustee, the Company and the Committee shall continue in effect with respect to the Trust, until all benefits payable to Participants under the Plans have been paid or there are no longer any assets held in the Trust. Notwithstanding any other provision of this Trust, the Trust shall terminate one day prior to the expiration of a period of twenty-one (21) years after the death of the last to die of employees of the Company who are Participants in the Plans on the day and year first above written. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company and its Participating Affiliates, except that any assets (including company stock) contributed by UtiliCorp United Inc. to the Trust for the benefit of employees or service providers of any its participating affiliates shall revert exclusively to UtiliCorp United Inc., all as directed by the Company.

        IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed on their behalf and by their respective officers thereunto duly authorized, as of the day and year first above written.

ATTEST/WITNESS	UtiliCorp United Inc.
	By:	/s/ RANDAL MILLER Print Name: Randal Miller Its: Vice President Finance and Treasurer
The Northern Trust Company
	By:	/s/ CAROL F. RANSOM Print Name: Carol F. Ransom Its: Vice President

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  Exhibit 10.5